Exhibit 99.1

Newcourt Acquisition Corp Announces Continuation

of Business Combination Close Process

NEW YORK, NY, Jan. 22, 2024 (GLOBE NEWSWIRE) -- Newcourt Acquisition Corp (“Newcourt”) (NASDAQ: NCAC) announced today that the conditions to closing the business combination (the “Business Combination”) pursuant to the Amended and Restated Business Combination Agreement, dated July 31, 2023 (as amended, supplemented, or otherwise modified from time to time, the “Amended and Restated Business Combination Agreement”), by and among Newcourt, Newcourt SPAC Sponsor LLC, Psyence Group Inc. (CSE: PSYG) (“Psyence”), Psyence Biomedical Ltd., a corporation organized under the laws of Ontario, Canada (“Pubco”), Psyence (Cayman) Merger Sub, Psyence Biomed Corp., and Psyence Biomed II Corp. have not yet been satisfied and the business combination has not closed. The parties are working together to expeditiously satisfy such closing conditions, including obtaining the approval of Nasdaq to list Pubco’s ordinary shares following the closing of the business combination. On January 22, 2024, Newcourt’s shareholders approved to extend the date by which Newcourt must consummate its initial business combination from January 22, 2024 to February 22, 2024. There can be no assurance that the business combination will be consummated by February 22, 2024.

About Newcourt Acquisition Corp

Newcourt is a Special Purpose Acquisition Company (SPAC) committed to identifying and merging with high-potential companies. Newcourt focuses on creating value for its shareholders by facilitating strategic business combinations with companies that demonstrate strong growth prospects and a commitment to excellence.

About Psyence Group Inc.

Psyence is a life science biotechnology company listed on the Canadian Securities Exchange with a focus on natural psychedelics. The Psyence Biomed Division works with natural psilocybin products for the healing of psychological trauma and its mental health consequences in the context of palliative care. Our name “Psyence” combines the words psychedelic and science to affirm our commitment to producing psychedelic medicines developed through evidence-based research.

Informed by nature and guided by science, we built and operate one of the world’s first federally licensed commercial psilocybin mushroom cultivation and production facilities in Southern Africa. Our team brings international experience in both business and science and includes experts in mycology, neurology, palliative care, and drug development. We work to develop advanced natural psilocybin products for clinical research and development. Our key divisions, Psyence Production, Psyence Therapeutics and Psyence Function, anchor an international collaboration, with operations in Canada, the United Kingdom, Southern Africa, Australia, and a presence in the United States.

Additional Information and Where to Find It

In connection with the proposed business combination, the Registration Statement on Form F-4 (the “Registration Statement”) was filed by Pubco with the Securities and Exchange Commission (“SEC”) and includes the proxy statement / prospectus with respect to the proposed business combination. The Registration Statement was declared effective on November 13, 2023. The proxy statement / prospectus and other relevant documents were mailed to shareholders of Newcourt as of November 13, 2023, the record date established for voting on the proposed business combination. Shareholders of Newcourt and other interested persons are advised to read the proxy statement / prospectus and any other relevant documents that have been filed or will be filed with the SEC, as well as any amendments or supplements to these documents, carefully and in their entirety because they will contain important information about Newcourt, Psyence and the proposed business combination and the other parties thereto. Shareholders will also be able to obtain copies of the Registration Statement and the proxy statement / prospectus, without charge, by directing a written request to: Newcourt Acquisition Corp, 2201 Broadway, Suite 705, Oakland, CA 94612. These documents, once available, and Newcourt’s annual and other reports filed with the SEC can also be obtained, without charge, at the SEC’s internet site (http://www.sec.gov).

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about future financial and operating results, our plans, objectives, expectations and intentions with respect to future operations, products and services; and other statements identified by words such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “believe,” “intend,” “plan,” “projection,” “outlook” or words of similar meaning.

Forward-looking statements in this communication include statements regarding the intended closing of the proposed business combination, the meeting of the closing conditions to the proposed business combination, the trading of Pubco securities on Nasdaq and the execution of the clinical trial within the context of palliative care. These forward looking statements are based on a number of assumptions, including the assumptions that the closing conditions to the proposed business combination will be met, that Newcourt will obtain the necessary regulatory and shareholder approvals to complete the proposed business combination and that there will be access to capital to execute on Psyence’s strategy. There are numerous risks and uncertainties that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, among others: the inability to complete the proposed business combination; the inability to recognize the anticipated benefits of the proposed business combination; demand for Pubco’s securities being less than anticipated; fluctuations in the price of Newcourt’s common shares, any further delays in the proposed business combination due to additional amendments to the Amended and Restated Business Combination Agreement; and Newcourt not raising the investment amount expected, or any funds at all. Actual results and future events could differ materially from those anticipated in such information. Nothing in this communication should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Except as required by law, Newcourt does not intend to update these forward-looking statements.

Newcourt makes no medical, treatment or health benefit claims about Pubco’s proposed products. The efficacy of psilocybin, psilocybin analogues, or other psychedelic compounds or nutraceutical products remains the subject of ongoing research. There is no assurance that the use of psilocybin, psilocybin analogues, or other psychedelic compounds or nutraceuticals can diagnose, treat, cure or prevent any disease or condition. Vigorous scientific research and clinical trials are needed. Psyence Biomed Corp. has not completed the clinical trials for the use of its proposed products. Any references to quality, consistency, efficacy, and safety of potential products do not imply that Psyence verified such in clinical trials or that Pubco will complete such trials. If Pubco cannot obtain the approvals or research necessary to commercialize its business, it may have a material adverse effect on Pubco’s performance and operations.

The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the Registration Statement referenced above and other documents filed by Newcourt and Pubco from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. There can be no assurance that the data contained herein is reflective of future performance to any degree. You are cautioned not to place undue reliance on forward-looking statements as a predictor of future performance as projected financial information and other information are based on estimates and assumptions that are inherently subject to various significant risks, uncertainties and other factors, many of which are beyond our control. Forward-looking statements speak only as of the date they are made, and Newcourt disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of developments occurring after the date of this communication or other circumstances. Forecasts and estimates regarding Psyence’s industry and end markets are based on sources we believe to be reliable, however there can be no assurance these forecasts and estimates will prove accurate in whole or in part. Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.

Contacts

Newcourt Acquisition Corp

Marc Balkin
Chief Executive Officer, Newcourt Acquisition Corp

marc@balkinand.co

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